SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 29, 2003

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 5. Other Events

On May 29, 2003, Tarantella, Inc. issued a press release announcing the signing of a definitive agreement regarding its proposed acquisition of New Moon Systems, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

The press release also announces that Tarantella plans to execute a reverse stock split at a ratio of one share for every five shares.

Item 7. Exhibits

Exhibit Number	Description
99.1	Press Release by Tarantella, Inc. dated as of May 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date: May 29, 2003	By:	/S/ STEVEN M. SABBATH
Steven M. Sabbath
Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release by Tarantella, Inc. dated as of May 29, 2003.